SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 3, 2003

                            Pathfinder Bancorp, Inc.
          -------------------------------------------------------------

             (Exact name of registrant as specified in its charter)

       Federal                        000-23601                 16-1540137
----------------------------     ---------------------      --------------------
 (State or other jurisdiction     (Commission File No.)        (I.R.S. Employer
   of incorporation)                                      Identification No.)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (315) 343-0057
                                 --------------


                                 NOT APPLICABLE
         --------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Item  1-6.     Not  Applicable.

Item  7.          Financial  Statements,  Pro  Forma  Financial  Information and
Exhibits

(  c  )          The  following  exhibits  are  filed  with  this  Report:

Exhibit  No.     Description
------------     -----------
EXHIBIT 99.1 Earnings Release issued by Pathfinder Bancorp, Inc. on November 3, 2003, furnished in accordance with Item 12 of this Current Report on Form 8-K.

Item  8.     Not  Applicable.

Item  9.          Regulation  FD
The following information is furnished under this Item 9 in satisfaction of Item 12, "Disclosure of Results of Operations and Financial Condition."

On October 17, 2003 the Company announced its earnings for the third quarter of the 2003 fiscal year. A copy of the press release dated November 3, 2003, describing the third quarter earnings is attached as Exhibit 99.1.

Item  10-11.     Not  Applicable.

Item  12.  Disclosure  of  Results  of  Operations  and  Financial  Condition

See  Item  9  per  SEC  Release  33-8216,  March  27,  2003.


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           PATHFINDER  BANCORP,  INC.


Date:  November  3,  2003      By:  /s/  Thomas  W.  Schneider

-------------------------------------------------------------------------
                                         Thomas  W.  Schneider
                                         President  and  Chief  Executive
                                         Officer


                                  EXHIBIT  INDEX

The  following  Exhibit  is  filed  as  part  of  this  report:

Exhibit  99.1      Press  Release  dated  November  3,  2003


                                   EXHIBIT  99.1

CONTACT:     Thomas  W.  Schneider  -  President,  CEO
             James  A.  Dowd  -  Vice  President,  CFO
             Telephone:  (315)  343-0057

            PATHFINDER BANCORP, INC. ANNOUNCES THIRD QUARTER EARNINGS

Oswego, New York, November 3, 2003 Pathfinder Bancorp, Inc., the mid-tier holding company of Pathfinder Bank, (NASDAQ SmallCap Market; symbol: PBHC, listing: PathBcp) reported net income of $333,000, or $0.14 per share, for the quarter ended September 30, 2003 as compared to $349,000, or $.11, per share for the same period in 2002. For the nine months ended September 30, 2003, the Company reported net income of $1.3 million, or $0.55 per share, compared to $1.3 million, or $0.49 per share, for the same period in 2002.

Total assets at September 30, 2003 were $287.5 million, and $29.3 million or 11% increase over September 30, 2002. Total loans were $194.2 million, having increased 12% over the past twelve months. Deposits increased 18% to $212.1 million at September 30, 2003.

"Despite the slow economic conditions and volatile interest rates over the past year, the Bank has demonstrated good growth trends and stable margins," according to Thomas W. Schneider, President and Chief Executive Officer. "These factors, combined with a 13% increase in non-interest income for the nine months ended September 30, 2003 compared to the same period in the prior year, have provided a strong revenue stream that has allowed us to absorb increasing operating costs resulting from branch expansion, high residential loan volumes and enhanced internal controls. Earnings per share of 55 cents for the first nine months represents a 12% increase over last year."

Net interest income for the quarter ended September 30, 2003, increased 5% to $2.2 million when compared to the same period during 2002. Interest expense decreased $340,000 partially offset by a decrease in interest income of $241,000. Net interest spread increased to 3.52% for the quarter ended September 30, 2003 from 3.31% for the same period in 2002. Interest earning assets increased 3% to $261.6 million as compared to $253.3 million at December 31, 2002. The increase in earning assets is primarily attributable to a $577,000 increase in mortgage loans held for sale, and a $13.7 million increase in loans receivable, partially offset by a $6.2 million decrease in interest earning deposits.

Provision for loan losses for the quarter ended September 30, 2003 decreased 9% to $126,000 from $138,000 for the same period in 2002. The Company had non-performing loans of $2.4 million at September 30, 2003. The allowance for loan losses to non-performing loans and to total loans was 71% and 0.88%, respectively, at September 30, 2003.

The Company's non-interest income is principally comprised of fees on deposit accounts and transactions, loan servicing, commissions, and net securities and loan sale gains and losses. Non-interest income, exclusive of net gains and losses from the sale of securities, loans and other real estate, increased 21% to $446,000 for the quarter ended September 30, 2003 compared to $367,000 for the same period in the prior year. The increase in non-interest income is primarily attributable to a $58,000 increase in service charges on deposit accounts, a $13,000 increase in the value of bank owned life insurance and a $20,000 increase in other charges commissions and fees. These increases in other income were partially offset by a $13,000 decrease in loan servicing fees.

Net gains and losses from the sale of securities, loans and other real estate increased 153,000 to $155,000 for the quarter ended September 30, 2003 compared to $3,000 for the same period in the prior year. The increase resulted from the gain recognized on the sale of foreclosed commercial properties.

Operating expenses increased 19% to $2.3 million for the quarter ended September 30, 2003, when compared to the same period in the prior year. The increase in operating expenses was primarily due to a $107,000 increase in salary and employee benefits, a $64,000 increase in building occupancy expenses, a $36,000 in data processing expenses, a $33,000 increase in professional and other services, a $56,000 increase in the amortization of intangible asset and a $65,000 increase in other expenses. The increases in operating costs are primarily attributable to the operation of an additional branch location acquired in October 2002. Salaries and employee benefits were also impacted by an increase in pension benefit costs and an increase in the cost of health insurance benefits.

On  September  16,  2003,  the  Board  of  Directors of Pathfinder Bancorp, Inc.
declared a $0.10 per share cash dividend to shareholders of record as of September 30, 2003, payable on October 13, 2003.

Pathfinder Bancorp, Inc. is the mid-tier holding company of Pathfinder Bank, a New York chartered savings bank headquartered in Oswego, New York. The Bank has six full service offices located in its market area consisting of Oswego County. Financial highlights for Pathfinder Bancorp, Inc. are attached. Presently, the only business conducted by Pathfinder Bancorp, Inc. is the 100% ownership of Pathfinder Bank and Pathfinder Statutory Trust I.


This release may contain certain forward-looking statements, which are based on management's current expectations regarding economic, legislative, and regulatory issues that may impact the Company's earnings in future periods. Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, pricing, products, and services.



                                                     PATHFINDER BANCORP, INC.
                                                       FINANCIAL HIGHLIGHTS
                                         (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)



                                                                      For the three months         For the nine months
                                                                      ended September 30,          ended September 30,
                                                                          (Unaudited)                   (Unaudited)
---------------------------------------------------------------------------------------------------------------------------------
                                                                        2003                  2002            2003          2002
                                                      ----------------------  ---------------------  ---------------  -----------
CONDENSED INCOME STATEMENT
Interest income. . . . . . . . . . . . . . . . . . .  $               3,677   $              3,918   $       11,555   $   11,820
Interest expense . . . . . . . . . . . . . . . . . .                  1,428                  1,768            4,560        5,287
                                                      ----------------------  ---------------------  ---------------  -----------
Net interest income. . . . . . . . . . . . . . . . .                  2,249                  2,150            6,995        6,533
Provision for loan losses. . . . . . . . . . . . . .                    126                    138              492        1,208
                                                      ----------------------  ---------------------  ---------------  -----------
Net interest income after provision for loan losses.                  2,123                  2,012            6,503        5,325
Other income . . . . . . . . . . . . . . . . . . . .                    601                    370            2,139        1,888
Other expense. . . . . . . . . . . . . . . . . . . .                  2,274                  1,913            6,816        5,494
                                                      ----------------------  ---------------------  ---------------  -----------
Income before taxes. . . . . . . . . . . . . . . . .                    450                    469            1,826        1,719
  Provision for income taxes . . . . . . . . . . . .                    117                    120              484          453
                                                      ----------------------  ---------------------  ---------------  -----------
Net income . . . . . . . . . . . . . . . . . . . . .  $                 333   $                349   $        1,342   $    1,266
                                                      ======================  =====================  ===============  ===========

KEY EARNINGS RATIOS
Return on average assets . . . . . . . . . . . . . .                   0.47%                  0.54%            0.63%        0.68%
  RETURN ON AVERAGE ASSETS - CASH EARNINGS*. . . . .                   0.54%                  0.57%            0.70%        0.71%
Return on average equity . . . . . . . . . . . . . .                   6.29%                  6.02%            8.47%        7.32%
  RETURN ON AVERAGE EQUITY - CASH EARNINGS*. . . . .                   7.29%                  6.36%            9.46%        7.65%
Net interest margin (tax equivalent) . . . . . . . .                   3.63%                  3.62%            3.69%        3.79%


SHARE AND PER SHARE DATA
Basic weighted average shares outstanding. . . . . .              2,415,681              2,579,602        2,426,206    2,575,993
Basic earnings per share . . . . . . . . . . . . . .  $                0.14                   0.11   $         0.55   $     0.49
Diluted earnings per share . . . . . . . . . . . . .                   0.14                   0.11             0.54         0.48
Cash dividends per share . . . . . . . . . . . . . .                   0.10                   0.08             0.20         0.22
Book value per share . . . . . . . . . . . . . . . .                      -                      -             8.79         8.64

                                                               (Unaudited). .. . . . . . .             (Unaudited)   (Unaudited)
                                                               September 30, . . . .  December 31,    September 30,  September 30,
                                                                  2003                     2002             2002          2001
                                                      ----------------------  ---------------------  ---------------  -----------
SELECTED BALANCE SHEET DATA
Assets . . . . . . . . . . . . . . . . . . . . . . .  $             287,478   $            279,056   $      258,184   $  237,786
Earning assets . . . . . . . . . . . . . . . . . . .                261,582                253,319          236,898      219,463
Total loans. . . . . . . . . . . . . . . . . . . . .                194,226                180,482          172,957      156,128
Deposits . . . . . . . . . . . . . . . . . . . . . .                212,094                204,522          179,819      167,467
Borrowed Funds . . . . . . . . . . . . . . . . . . .                 45,060                 42,860           46,644       44,773
Trust Preferred Debt . . . . . . . . . . . . . . . .                  5,000                  5,000            5,000            -
Shareholders' equity . . . . . . . . . . . . . . . .                 21,374                 23,230           23,231       22,498

ASSET QUALITY RATIOS
Net loan charge-offs (annualized) to average loans .                   0.19%                  0.89%            0.92%        0.24%
Allowance for loan losses to period end loans. . . .                   0.88%                  0.82%            0.95%        0.99%
Allowance for loan losses to nonperforming loans . .                  71.19%                 86.57%           99.82%       74.21%
Nonperforming loans to period end loans. . . . . . .                   1.23%                  0.95%            0.95%        1.34%
Nonperforming assets to total assets . . . . . . . .                   0.96%                  1.11%            1.20%        1.27%



* Cash earnings excludes noncash charges for amortization relating to intangibles and the allocation of ESOP stock:


                       For the Three Months Ending          For the Nine Months Ending
                               September 30,                      September 30,
---------------------------------------------------------------------------------------

                               2003           2002           2003              2002
--------------------------------------------------------------------------------------
Net Income. . . . . . . . . .  $ 333         $ 349           $1,342          $1,266
Add back (net of tax effect):
  Amortization of intangibles     33             -              101               -
  Stock-based compensation. .     20            20               56              57
-----------------------------------------------------------------------------------
Cash earnings . . . . . . . .  $ 386         $ 369           $1,499          $1,323
===================================================================================
